Exhibit 10.20

FIFTH AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT
DATED AS OF SEPTEMBER 30, 1996

      THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Fifth Amendment”) effective as of the 1st day of September, 1999, by and among MAXCO, INC., a Michigan Corporation (“Borrower”) and COMERICA BANK, a Michigan banking corporation (“Bank”).

WITNESSETH

      WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated September 30, 1996, as amended by First Amendment thereto dated as of August 1, 1997, as further amended by Second Amendment thereto dated as of June 24, 1998, as further amended by Third Amendment thereto dated as of September 24, 1998, and as further amended by Fourth Amendment thereto dated as of June 22, 1999 (the “Agreement”); and

      WHEREAS, Borrower and Bank now desire to amend the Agreement to provide for the (i) reaffirmation and increase the Commitment Amount, (ii) reaffirmation and increase the maximum aggregate amount of the Term Loans, (iii) for the modification and extension of the Termination Date, and (iii) for the modification of financial reporting requirements under the Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

      1.  In Sub-Section 1.1 of Section 1 of the Agreement, the following definitions are hereby deleted in their entirety and replaced by the following:

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“Commitment Amount” shall mean $18,000,000 (or such lesser amount to which the Commitment Amount may be reduced by the Borrower from time to time under Section 2.8.1 of this Agreement).

“Termination Date” shall mean, as to the Revolving Credit Loan and the Revolving Ersco Acquisition Loan, August 1, 2001 (or such earlier date on which the Borrower shall permanently terminate the Bank’s commitment under Section 2.8.1 of this Agreement).

      2. Sub-Section 2.1(b) of Section 2 is hereby deleted in its entirety and is replaced by the following:

“(b) Subject to the terms and conditions of this Agreement, the Bank agrees to make term loans for the purchase of machinery and equipment to the Borrower of such amounts as the Borrower shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed Two Million Dollars ($2,000,000.00), at variable rates of interest equal to the Prime Rate, and with such maturity dates, as the Bank and the Borrower shall from time to time agree (such agreement to be evidenced by the Borrower’s execution and the Bank’s acceptance of, and disbursement against, a Term Note). Those term loans to the Borrower currently outstanding and described on Schedule 2.1(b) shall constitute Term Loans under this Agreement and the promissory notes evidencing such loans shall constitute Term Notes under this Agreement and the principal amount of such loans shall be taken into account in determining the aggregate principal amount of term loans outstanding under this Section 2.1(b).”

      3. Sub-Section 6.1.2 of Section 6 is hereby deleted in its entirety and is replaced by the following:

6.1.2 Monthly Financial Statements. Furnish to the Bank not later than fifteen (15) days after the close of each month of each fiscal year of the Borrower financial statements containing the consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as of the end of each such period, consolidated and consolidating statements of income and retained earnings of the Borrower and the Subsidiaries and a consolidated statement of changes in financial position of the Borrower and Subsidiaries for the portion of the fiscal year up to the end of such period. These statements shall be prepared in a manner substantially consistent with the statements required in Section 6.1.1 of this Agreement and shall be in such detail as the Bank may require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

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      4. Except as specifically modified hereby, the terms and conditions of the Agreement and the Notes remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Agreement as hereby amended.

      5. Neither the extension of this Fifth Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed a waiver by the Bank of any default under the Agreement.

      IN WITNESS WHEREOF, the Borrower and the Bank have caused this Fifth Amendment to be executed by their duly authorized officers as of the day and year first written above.

MAXCO, INC.

By /s/VINCENT SHUNSKY ----------------------------------------------- Vincent Shunsky Its Vice President

COMERICA BANK

By /s/ DAVID G. GRANTHAM ----------------------------------------------- David G. Grantham Its Vice President

      The Undersigned Guarantors hereby acknowledge and consent to the above Fifth Amendment.

Ersco Corporation	Pak-Sak Industries, Inc.

By /s/ VINCENT SHUNSKY	By /s/ VINCENT SHUNSKY

Vincent Shunsky Its Treasurer	Vincent Shunsky Its Treasurer

Wisconsin Wire & Steel, Inc.	Atmosphere Annealing, Inc.

By /s/ VINCENT SHUNSKY	By /s/ VINCENT SHUNSKY

Vincent Shunsky Its Treasurer	Vincent Shunsky Its Treasurer

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